CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated April 7, 2011, relating to the balance sheet of Empeiria Acquisition Corp. (a development stage company) as of February 25, 2011, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from January 24, 2011 (date of inception) to February 25, 2011, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
April 8, 2011